Exhibit 10.43

COMMERCIAL LEASE AGREEMENT

1. Lease Summary.

Landlord:	Jackson-Shaw / Vista Point Limited Partnership

Landlord’s Address:	4890 Alpha Road, Suite 100, Dallas, Texas 75244

	Contact Person:	Tucker Thomas
	Phone:	972-628-7452
	Fax:	972-628-7444
	Email:	tthomas@jacksonshaw.com

Tenant:	CareView Communications, Inc.

Tenant’s Address:	Before the Commencement Date:

	Contact Person:	John R. Bailey
	Phone:	972-943-6050
	Fax:	972-403-7659
	Email:	jbailey@care-view.com

From and after the Commencement Date:
405 State Highway 121
Building B, Suite 240
Lewisville, Texas 75067

	Contact Person:	John R. Bailey
Phone:
Fax:
	Email:	jbailey@care-view.com

Landlord’s Broker:	Stream Dallas Industrial, LP

Tenant’s Broker:	Boykin Partners, LLC

Leased Premises:	approximately 10,578 square feet of space located in the Building, as outlined on Exhibit “A-1” attached hereto

Project:	Vista Point Business Center located at 405 State Highway 121 Lewisville, Texas (containing approximately 143,810 square feet)

Building:	Building B (containing approximately 28,944 square feet)

Tenant’s Proportionate Share of Project:	7.36%

Tenant’s Proportionate Share of Building:	36.55%

Term:	63 Months

Commencement Date:	October 1, 2009

Termination Date:	The last day of the 63rd month following the Commencement Date

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Base Rent:

Months	Annual Rate Per Sq. Ft.	Monthly Base Rent
1-6	$4.75	$4,187.13
7-42	$9.50	$8,374.25
43-63	$10.00	$8,815.00

Initial Estimated Additional Rent Payments	1. Common Area	$ 1.57
(expressed per square foot/year):	2. Taxes	$ 2.18
(estimates only and subject to adjustment to actual costs and expenses according to the provisions of this Lease)	3. Insurance	$ 0.12
			Total:	$3.87

Total Initial Estimated Monthly Additional Rent Payments:		$3,411.41

Total Initial Monthly Base Rent and
Estimated Monthly Additional Rent Payments:		$7,598.54
Security Deposit:		$8,374.25

2. Defined Terms. The following terms used herein and denoted by their initial capitalization shall have the meanings set forth below:

“Additional Rent” shall mean the Tax and Insurance Costs, the Common Area Maintenance Expenses and all sums of money, other than Base Rent, which become due by Tenant under this Lease.

“Adjacent Buildings” shall mean any building or buildings, other than the Building, located, from time to time, upon the Land and within the Project.

“Applicable Laws” shall mean any and all ordinances, orders, directives, codes, permits and other rules and regulations of state, federal, municipal, or other agencies or bodies having jurisdiction with respect to the Project.

“Base Rent” shall mean the annualized amounts computed for the applicable period using the Monthly Base Rent shown in Section 1, above and payable as provided herein.

“Building” shall have the meaning given in Section 1, above.

“Commencement Date” shall have the meaning given in Section 1, above.

“Common Areas” means all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building or the Project, including, but not limited to, loading docks, walkways, sidewalks and driveways necessary for access to the Building, parking areas, building lobbies, atriums, landscaped areas, public corridors, public restrooms, Building stairs, drinking fountains and any such other areas and facilities within the Project, if any, as are designated by Landlord from time to time as Common Areas.

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“Common Area Maintenance Expenses” shall mean any and all expenses for the maintenance, repair, replacement and operation of the Common Areas and any portions of the Project for which Landlord is responsible hereunder, including, but not limited to, management fees, utility expenses (if furnished by Landlord), wages and fringe benefits payable to employees of Landlord responsible for the management of the Project and amounts paid to contractors for work performed in connection with the Project. The term “Common Area Maintenance Expenses” shall not include any capital improvement to the Project other than replacements required for normal maintenance and repair, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other insured casualty, expenses incurred in leasing or procuring tenants, leasing commissions, advertising expenses, expenses for renovating space for new tenants, legal expenses incident to enforcement by Landlord of the terms of any lease, interest or principal payments on any mortgage or other indebtedness of Landlord, compensation paid to any employee of Landlord above the grade of property manager, depreciation allowance or expense. Notwithstanding the foregoing, in the event Landlord installs equipment in or makes improvements or alterations to the Building which are for the purpose of reducing energy costs, maintenance costs or other Common Area Maintenance Expenses or which are required under any Applicable Laws which were not required at the date of commencement of the Term, Landlord may include in Common Area Maintenance Expenses reasonable charges for interest on such investment and reasonable charges for depreciation on the same so as to amortize such investment over the reasonable life of such equipment, improvement or alteration on a straight line basis.

“Default Rate” shall mean the lesser of (i) maximum rate of interest permitted by Applicable Law or (ii) the Prime Rate plus five percent (5%).

“Effective Date” shall mean the date of execution of this Lease.

“Event of Default” shall have the meaning given in this Lease, below.

“Hazardous Material” shall mean any substance, material, waste, pollutant, or contaminant that is or could be regulated under any statute, regulations, ordinance, rule, code, judgment, permit, or other similar requirement of any governmental authority, agency or court or that may adversely affect human health or the environment.

“Land” shall mean the land upon which the Building is located, as described in the attached Exhibit “A”.

“Landlord” shall have the meaning given in Section 1, above.

“Lease” shall mean this Commercial Lease Agreement.

“Leased Premises” shall have the meaning given in Section 1, above.

“Mortgage” shall mean any mortgage, deed to secure debt or security deed and any other instrument creating a lien in connection with any method of financing or refinancing.

“Mortgagee” shall mean the holder(s) of the indebtedness secured by a Mortgage.

“Permitted Exceptions” shall mean any encumbrances, easements, covenants, conditions, restrictions and other matters of record.

“Prime Rate” shall mean the prime interest rate as announced or published in The Wall Street Journal, or its successor, from time to time, or, in the event The Wall Street Journal does not announce or publish a prime interest rate, the prime interest rate announced or published from time to time by such national publication as may be selected by Landlord.

“Project” shall mean the Land, the Building and the Adjacent Buildings, landscaping, parking and driveway areas, sidewalks and other improvements thereon; however, Landlord shall have the right to modify the definition of “Project” by eliminating any Adjacent Building, together with the allocable share of the Land, landscaping, parking and driveway areas, sidewalks and other improvements relating thereto, in which event the term “Project” shall be limited to the Building, the Adjacent Buildings which have not been eliminated and the allocable share of the landscaping, parking and driveway areas, sidewalks and other improvements thereon.

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“Punchlist Items” shall mean details of construction, decoration or adjustment which individually or in the aggregate do not materially impair Tenant’s use of the Leased Premises.

“Rent” shall mean the Base Rent, the Additional Rent, and other sums of money becoming due and payable to Landlord hereunder. Base Rent shall be payable in monthly installments in advance, the first monthly installment of which, together with the Initial Estimated Monthly Additional Rent Payments, being payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth above.

“Security Deposit” shall mean the deposit held by Landlord in the amount set forth in Section 1, above.

“Substantial Completion” shall have the meaning set forth in Section 8(b).

“Tangible Net Worth” shall mean the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

“Tax and Insurance Cost” shall mean all of the following paid or payable by Landlord with respect to the Project or any portion thereof: (a) all federal, state and local sales, use, ad valorem, rental, value added or other taxes and special assessments and other governmental charges; private assessments (including but not limited to those payable to any association or relating to any off-site or on-site common areas or facilities) and all taxes on the rent or other revenue from the Project, including any business, gross margins, or similar tax payable by Landlord (including without limitation the Texas margin tax imposed pursuant to the provisions of Chapter 171 of the Texas Property Tax Code, as the same be amended or supplemented) which is attributable to rent or other revenue derived from the Project; together with all costs, fees and expenses incurred by Landlord in monitoring or contesting the aforementioned (collectively, “Taxes”), and (b) all insurance premiums.

“Tenant” shall have the meaning given in Section 1, above.

“Tenant Improvements” shall mean those improvements to the Leased Premises described in Exhibit “B”.

“Tenant’s Proportionate Share” shall mean the percentage set forth in Section 1 above, determined by dividing the area of the Leased Premises by the area of the Building or the aggregate area within the Building and the Adjacent Buildings, as applicable. Tenant’s Proportionate Share shall be adjusted if the size of the Leased Premises is modified or as Adjacent Buildings are added to or eliminated from the Project.

“Termination Date” shall have the meaning given in Section 1 above.

3. Grant of Lease; Use. Subject to and upon the terms herein set forth, this Lease is entered into by and between Landlord and Tenant, to be effective as of the Effective Date. In consideration of the rents, terms and covenants of this Lease, Landlord leases Tenant the Leased Premises during the Term and any extension thereto pursuant to this Lease, all as is more particularly described herein. The Leased Premises shall be used solely for general office, assembly, technology, and warehouse purposes and for no other purpose. Tenant hereby accepts this Lease and the Leased Premises upon the covenants and conditions set forth herein and subject to any and all Permitted Exceptions, and Tenant agrees to comply with such Permitted Exceptions. Tenant will not use, nor permit others to use, the Leased Premises for any purpose other than the purposes stated hereinabove, nor will Tenant commit, nor allow others to commit, any waste upon the Leased Premises. Landlord shall grant Tenant occupancy upon Substantial Completion of the Tenant Improvements (as determined in accordance with Section 8(b) below). In the event Tenant occupies all or a portion of the Leased Premises prior to the Commencement Date, all terms and conditions of this Lease shall apply.

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4. Term. This Lease shall continue in force during a period beginning on the Commencement Date and continuing until the Termination Date, unless this Lease is sooner terminated or extended under any other term or provision hereof. If Tenant remains in possession after expiration or termination of this Lease with or without Landlord’s written consent, there shall be no renewal of this Lease by operation of law. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the Base Rent shall equal an amount equal to 125% the amount of the Base Rent set forth in Section 1 above (which amount shall be increased to 200% after 15 days). In addition to the foregoing, if the Leased Premises are not surrendered at the end of the Term or sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, without limitation, claims made by any succeeding tenants founded on such delay and any attorneys’ fees resulting therefrom. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the Term.

5. Rent. Tenant agrees to pay all Rent to Landlord during the Term at the times and in the manner provided in this Lease, without demand, set-off or counterclaim. The Base Rent shall be due and payable on the first day of each calendar month, commencing on the Commencement Date and continuing thereafter throughout the Term. Tenant hereby agrees to pay the Rent to Landlord at Landlord’s address as provided herein (or such other address as may be designated by Landlord from time to time) monthly in advance. If the date upon which the payment of Base Rent commences, is other than the first day of a calendar month or if this Lease terminates on a day other than the last day of a calendar month, then the installments of the Base Rent for such month or months shall be prorated on a daily basis and the installment or installments so prorated shall be paid in advance.

If any Base Rent payment required to be paid or which becomes due under this Lease is not paid by the tenth (10th) day following the day on which it is due, a service charge of five percent (5%) of such amounts due shall become due and payable in addition to the amounts due. Said service charge is for the purpose of reimbursing Landlord for the extra costs and expenses in connection with the handling and processing of late payments. In addition to such service charge, if any Base Rent payment is not paid by the tenth (10th) day following the day on which it becomes due, Tenant shall pay to Landlord, in addition to such Base Rent payment and the service charge, interest on such Base Rent payment calculated at the Default Rate from the date such Base Rent payment was due until paid by Tenant. If any Additional Rent required to be paid or which becomes due under this Lease is not paid when due, Tenant shall pay to Landlord, in addition to such amounts, interest on such amounts at the Default Rate from the date such amounts were due until paid by Tenant. Such service charge and interest shall be cumulative of any other remedies Landlord may have for nonpayment of Rent and other sums payable under this Lease. If three (3) consecutive monthly Base Rent payments or any ten (10) [in total, cumulative from the beginning of the Term] monthly Base Rent payments during the Term (or any renewal or extension thereof) are not received by Landlord within ten (10) days of the due date, the Base Rent hereunder shall automatically become due and payable by Tenant in advance in quarterly installments equal to three (3) months’ Base Rent each. Landlord shall notify Tenant of such change in the time for payment of Base Rent and, thereafter, the first of such quarterly Base Rent payments shall be due and payable on the first day of the next succeeding month and on the first day of every third (3rd) month thereafter. This remedy shall be cumulative of any other remedies of Landlord under this Lease for nonpayment of Rent.

6. Security Deposit. Tenant shall deposit with Landlord on the date of execution of this Lease, the Security Deposit. If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord’s cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default. To the extent any portion of the deposit is used, Tenant shall within five (5) days after demand from Landlord restore the deposit to its full amount. Tenant’s failure to do so shall be an Event of Default under this Lease. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Leased Premises to Landlord at the end of the Term in the same good order and condition as existed at the Commencement Date, ordinary wear and tear excepted, Landlord shall return all of the remaining Security Deposit to Tenant within thirty (30) days after the end of the Term. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord’s damages for any default under this Lease. If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee. Upon such transfer, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee.

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7. Common Area Maintenance and Taxes and Insurance.

(a) Common Area Maintenance. Tenant agrees to pay as Additional Rent Tenant’s Proportionate Share of the Common Area Maintenance Expenses. Along with the Base Rent, Tenant shall pay one-twelfth of Tenant’s Proportionate Share of the annualized Common Area Maintenance Expenses as estimated from time to time by Landlord during the Term. As soon as available after the expiration of each calendar year, Landlord shall submit a statement (the “Annual Cost Statement”) to Tenant setting forth Tenant’s Proportionate Share of the Common Area Maintenance Expenses due from Tenant for the preceding year and the amount, if any, remaining due from Tenant to Landlord. Within ten (10) days after receipt of the Annual Cost Statement, Tenant shall remit to Landlord the amount the Annual Cost Statement shows to be due from Tenant. Notwithstanding the foregoing, Tenant shall pay the full cost of any repair, replacement or service which benefits only the Leased Premises or is the result of Tenant’s use or occupancy of the Leased Premises.

(b) Taxes and Insurance. Tenant shall pay to Landlord as Additional Rent Tenant’s Proportionate Share of the Tax and Insurance Cost. If the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Tax, there is levied on Landlord a capital tax, assessment, or charge as a result of Landlord’s ownership or operation of the Building or Project regardless whether explicitly identified as a tax on rents, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof. Notwithstanding anything to the contrary herein, Taxes shall include the Texas franchise tax and/or any other business tax imposed under Texas Property Tax Code Chapter 171 and/or any successor statutory provision for reports due under any such provision. If any use of the Leased Premises by Tenant causes an increase in insurance costs, Tenant shall pay as Additional Rent the entire amount of any such increase. Along with the Base Rent, Tenant shall pay, monthly, one-twelfth of Tenant’s Proportionate Share of the annualized Tax and Insurance Costs as estimated from time to time by Landlord during the Term. As soon as available after the expiration of each calendar year, Landlord shall submit a reconciliation statement to Tenant setting forth Tenant’s Proportionate Share of the Tax and Insurance Costs due from Tenant for the preceding calendar year and the amount, if any, remaining due from Tenant to Landlord. Within ten (10) days after receipt of such statement, Tenant shall pay Landlord the amount said statement shows to be due from Tenant. Tenant shall be responsible for paying all taxes upon Tenant’s furniture, machinery, fixtures and other property on the Project.

(c) Right to Audit. Within ninety (90) days after Landlord furnishes its Annual Cost Statement for any calendar year to Tenant (the “Audit Election Period”), Tenant may, at Tenant’s expense during Landlord’s normal business hours, elect to audit Landlord’s Common Area Maintenance Expenses for such calendar year only, subject to the following conditions: (1) there is no uncured Event of Default under this Lease; (2) the audit shall be prepared by an independent certified public accounting firm; (3) in no event shall any audit be performed by a firm retained on a “contingency fee” basis; (4) the audit shall commence within thirty (30) days after Landlord makes Landlord’s books and records available to Tenant’s auditor and shall conclude (and Tenant shall provide to Landlord a certified copy thereof) within forty-five (45) days after commencement; (5) the audit shall be conducted where Landlord maintains its books and records (provided such books and records are kept in the Dallas/Ft. Worth metropolitan area) and shall not unreasonably interfere with the conduct of Landlord’s business; (6) Tenant and its accounting firm shall treat any audit in a confidential manner and shall each execute Landlord’s confidentiality agreement for Landlord’s benefit prior to commencing the audit (subject to the requirements of litigation and to exception for information which is generally known to the public); and (7) the accounting firm’s audit report shall, at no charge to Landlord, be submitted in draft form for Landlord’s review and comments before the final approved audit report. Notwithstanding the foregoing, Tenant shall have no right to conduct an audit if Landlord furnishes to Tenant an audit report for the calendar year in question prepared by an independent certified accounting firm of recognized national standing (whether originally prepared for Landlord or another party). This paragraph shall not be construed to limit, suspend, or abate Tenant’s obligation to pay Rent when due, including estimated Common Area Maintenance Expenses. Unless Landlord disputes such audit, Landlord shall credit any Tenant overpayment determined by the final approved audit report against the next sums due and owing by Tenant or, if no further Rent is due, refund overpayment determined by the final approved audit report within thirty (30) days of determination. The foregoing obligations shall survive the expiration date of this Lease. If Tenant does not provide written notice to Landlord within the Audit Election Period of Tenant’s election to audit Landlord’s Common Area Maintenance Expenses, it shall be conclusively deemed that Tenant shall have forever waived any right to contest the amount of Tenant’s Proportionate Share of Common Area Maintenance Expenses arising prior to the commencement of the Audit Election Period.

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(d) Contest of Taxes by Landlord. Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Project (or any portion thereof) within the applicable taxing jurisdiction. Tenant shall pay to Landlord upon demand from time to time, as Additional Rent, Tenant’s Proportionate Share of the fees, expenses and costs incurred by Landlord of such service. Tenant acknowledges that any filing of a protest of appraised value by Tenant will give the appraisal district discretion to increase or decrease the appraised value, that an increase in the appraised value will affect Landlord and the other tenants, if any, of the Project, and that an increase in the appraised value may increase the taxes not only for the year in question but for future years, potentially beyond expiration of the Term. Accordingly, to the extent permitted by Applicable Law, Tenant hereby waives the provisions of Section 41.413 and 42.015 of the Texas Property Tax Code (or successor thereto) to protest the appraised value of the Project or any portion thereof. In the alternative, if Section 41.413 or 42.015 of the Texas Property Tax Code may not be waived, Tenant agrees not to protest any valuation unless Tenant notifies Landlord in writing of Tenant’s intent to protest and Landlord fails to file a protest of the valuation within thirty (30) days after Landlord receives Tenant’s written notice. If Tenant files a protest without giving written notice required by the preceding sentence, such filing shall be an Event of Default under this Lease without the necessity of any notice from Landlord. Furthermore, if Tenant exercises the right of protest granted by Section 41.413 or 42.015 of the Texas Property Tax Code, Tenant shall be solely responsible for, and shall pay, all costs of such protest. If as a result of any protest filed by Tenant, the appraised value of the Building or Project is increased, Tenant shall be solely responsible for, and shall pay upon demand by Landlord, all taxes (not only Tenant’s Proportionate Share) assessed against the Building or Project in excess of the taxes which would have been payable in the absence of the protest. Tenant shall continue to pay such excess taxes, regardless of whether the increased taxes are incurred during the Term or thereafter. Landlord agrees, upon written request by Tenant, to provide to Tenant to a copy of the determination of appraised value for any year. Tenant agrees that if Landlord, in Landlord’s sole discretion, elects to protest a determination of the appraised value of the Project or any portion thereof, Tenant shall pay to Landlord Tenant’s Proportionate Share of the fees, expenses and costs of such protest whether or not such protest is successful. The provisions of this Section 7 pertaining to Section 41.413 and 42.015 of the Texas Property Tax Code expressly shall survive the expiration or other termination of this Lease.

8. Condition of Leased Premises; Tenant Improvements; Common Areas; Maintenance; Alterations.

(a) Condition of Leased Premises. Tenant acknowledges that it accepts the Leased Premises as suitable for Tenant’s purposes and to all Applicable Laws. Notwithstanding any other provision of this Lease to the contrary, if this Lease is executed before the Leased Premises become available for occupancy, or if Landlord cannot acquire possession of the Leased Premises prior to the Commencement Date stated above, Tenant agrees to accept possession of the Leased Premises at such time as Landlord is able to tender the same, which date shall then be the Commencement Date of the Term. TENANT WAIVES ANY IMPLIED WARRANTY THAT THE LEASED PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSES. TENANT ACKNOWLEDGES THAT (1) TENANT HAS INSPECTED AND ACCEPTS THE LEASED PREMISES IN AN “AS IS, WHERE IS” CONDITION, (2) THE BUILDING AND THE LEASED PREMISES ARE SUITABLE FOR THE PURPOSE FOR WHICH THE LEASED PREMISES ARE LEASED, AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE LEASED PREMISES, (3) THE LEASED PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE LEASED PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE LEASED PREMISES HAVE BEEN MADE BY LANDLORD, AND (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE LEASED PREMISES.

(b) Tenant Improvements. Tenant agrees to install, at Tenant’s cost and expense (subject to Landlord’s obligation to pay to Tenant up to the amount of the “Tenant Improvement Allowance”, as defined in Exhibit “B” attached hereto) the “Tenant Improvements” (as defined in Exhibit “B” attached hereto). If the Tenant Improvements are not completed and the Leased Premises are not ready for occupancy on the Commencement Date stated above, the Rent under this Lease shall nevertheless commence to accrue on the Commencement Date. Upon full execution of this Lease, Tenant shall have access to the Leased Premises in order to commence the Tenant Improvements.

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(c) Maintenance of the Common Areas. Landlord shall perform the work which gives rise to Common Area Maintenance Expenses, subject to payment therefor by Tenant pursuant to the provisions of Section 7 above. If the need for any such work shall come to the attention of Tenant, Tenant will promptly so notify Landlord in writing.

(d) Maintenance of the Leased Premises.

(i) Landlord’s Obligations: Landlord shall maintain (except in the event of casualty or other damage contemplated in Section 16 hereof, in which event the terms of Section 16 will control) only the roof, foundation and the structural soundness of the exterior walls of the Building (excluding all windows, window glass, plate glass, and all doors) in good repair and condition, except for reasonable wear and tear; however, Landlord shall have no obligation to undertake any such maintenance until after Tenant has provided Landlord written notice thereof. Landlord’s maintenance and repair costs under this Section 8(d) shall be included as a Common Area Maintenance Expense, except as expressly excluded from the definition of “Common Area Maintenance Expenses” above. Tenant shall give immediate written notice to Landlord of the need for repairs or corrections and Landlord shall proceed within a reasonable time after receiving such notice to make such repairs or corrections. Landlord’s liability hereunder shall be limited to the cost of such repairs or corrections.

(ii) Tenant’s Obligations: Tenant shall repair and pay for any damage caused by the negligence or default hereunder of or by Tenant, its employees, agents or invitees; the cost of any such damage which is paid by Landlord shall be deemed Additional Rent which is immediately due and owing from Tenant. Subject to the provisions of item (i) above, Tenant shall, during the Term, at Tenant’s expense, keep the Leased Premises (including the glass, signs, ceilings, interior walls, interior side of perimeter walls, floor, floor coverings, plumbing, electric, heating and air conditioning, sprinklers and lighting fixtures) in as good order, condition and repair as they were at the time Tenant took possession of the same, reasonable wear and tear and damage from fire and other casualties excepted. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance contract with a qualified contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Leased Premises. Upon Landlord’s written request, Tenant shall provide Landlord a copy of the maintenance/service contract and the name of the maintenance contractor. The service must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Leased Premises. Tenant shall keep the Leased Premises in a neat and sanitary condition, and Tenant shall not commit any nuisance or waste on the Leased Premises or in, on, or about the Project, throw foreign substances in the plumbing facilities, or waste any of the utilities furnished by Landlord. All uninsured damage or injury to the Leased Premises, or to the Project caused by Tenant moving furniture, fixtures, equipment, or other devices in or out of the Leased Premises or the Building or by installation or removal of furniture, fixtures, equipment, devices or other property of Tenant or its agents, contractors, servants or employees, due to carelessness, omission, neglect, improper conduct, or other cause of Tenant or its servants, employees, agents, visitors, or licensees, shall be repaired, restored and replaced promptly by Tenant at its sole cost and expense to the satisfaction of Landlord. All repairs, restorations and replacements shall be in quality and class equal to the original work and shall comply with all requirements of this Lease.

(e) Alterations; Signs. No improvements, alterations, additions or other changes shall be made to the Leased Premises without Landlord’s prior written consent. All property of Tenant installed upon the Leased Premises pursuant to the terms of this Lease shall be at the sole risk of Tenant, and Landlord shall not be liable for any loss, damage or theft of such property (INCLUDING THE LOSSES, DAMAGES OR THEFTS STEMMING FROM THE STRICT LIABILITY, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF LANDLORD OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR INVITEES) except for those losses, damages or thefts stemming from the willful misconduct or gross negligence of Landlord. Subject to Landlord’s approval thereof, Tenant shall be allowed to install, at Tenant’s cost and expense, Tenant’s sign on the exterior of the Building above the front and rear entrances to the Leased Premises. Otherwise, no sign, door plaques or notices shall be displayed, painted or affixed by Tenant on any part of the Project, Building or Leased Premises without the prior written consent of Landlord.

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(f) Surrender of Leased Premises. On the last day of the Term, or on the sooner termination thereof, Tenant shall peaceably surrender the Leased Premises in good condition and repair consistent with Tenant’s duty to make repairs as herein provided. On or before the last day of the Term, or the date of sooner termination thereof, Tenant shall, at its sole cost and expense, remove all of its property and trade fixtures and equipment from the Leased Premises, and all property not removed shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all property of Tenant from the Leased Premises upon termination of this Lease and to cause its transportation and storage for Tenant’s benefit, all at the sole cost and risk of Tenant, and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall leave the Leased Premises in good order, condition and repair, reasonable wear and tear and damage from fire and other casualty not caused by Tenant excepted. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord with respect to removal, transportation or storage of abandoned property and with respect to restoring the Leased Premises to good order, condition and repair. All improvements, alterations, additions, installations and fixtures, other than Tenant’s trade fixtures and equipment, which have been made or installed by either Landlord or Tenant upon the Leased Premises shall remain the property of Landlord and shall be surrendered with the Leased Premises as a part thereof, unless Landlord has required Tenant to remove same, in which event Tenant shall cause such removal to be completed prior to the termination of this Lease. Tenant shall promptly surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of Rent and shall inform Landlord of the combinations of any vaults, locks and safes left on the Leased Premises.

9. Insurance.

(a) Landlord Policies. Landlord shall at all times during the Term maintain a policy or policies of business or rental interruption insurance and a policy or policies of insurance insuring the Building (exclusive of the foundation) for loss or damage by fire, explosion, and other customary hazards, subject to commercially reasonable deductible amounts. Such policies will not insure any personal property (including, but not limited to any furniture, machinery, goods, or supplies) of Tenant or which Tenant may have in the Leased Premises or any fixtures installed by or paid for by Tenant upon or within the Leased Premises or any alterations or other improvements which Tenant may construct or install on the Leased Premises, insurance for all of which shall be Tenant’s responsibility.

(b) Effect of Tenant’s Use. Tenant shall not permit the Leased Premises to be used in any way which would be hazardous or which would in any way increase the cost of or render void any insurance on the Project, and Tenant shall immediately, on demand, cease any use which violates the foregoing or to which Landlord’s insurer or any governmental or regulatory authority objects. If, at any time during the Term, Tenant’s use or occupancy (or an abandonment by Tenant) shall cause an increase in premiums, and in particular, but without limitation, if the State Board of Insurance or other insurance authority disallows any of Landlord’s sprinkler credits or imposes an additional penalty or surcharge in Landlord’s insurance premiums because of Tenant’s original or subsequent placement or use of storage racks or bins or method of storage or because of the nature of Tenant’s inventory or any other act of Tenant, Tenant agrees to pay as Additional Rent the increase in Landlord’s insurance premiums.

(c) Tenant Insurance. Tenant, at its sole cost and expense, shall procure and maintain throughout the Term a policy or policies of insurance from insurance companies satisfactory to Landlord, insuring (i) Landlord; (ii) Landlord’s management company; (iii) Jackson-Shaw Company; (iv) Landlord’s lender, if any; and (v) Tenant against all claims for property damages, personal injury or death of others occurring on or in connection with: (i) the Leased Premises; (ii) the condition of the Leased Premises; (iii) Tenant’s operations in and maintenance and use of the Leased Premises; (iv) Tenant’s use of the Common Areas of the Project, and (v) Tenant’s liability assumed under this Lease. The limits of such policy or policies shall be not less than $3,000,000.00 combined single limit coverage per occurrence for injury to persons (including death) and/or property damage or destruction, including loss of use. Any such coverage shall be deemed primary and non-contributory to any liability coverage secured by Landlord. Certified copies of such policies, together with receipt for payment of premiums, shall be delivered to Landlord prior to the Commencement

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Date. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of renewal policies and evidence of the payment of renewal premiums shall be delivered to Landlord. All such original and renewal policies shall provide for at least thirty (30) days written notice to Landlord before such policy may be canceled or changed to reduce insurance coverage provided thereby.

(d) Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, to the extent that and so long as the same is permitted under the laws and regulations governing the writing of insurance within the State of Texas, all insurance carried by either Landlord or Tenant shall provide for a waiver of rights of subrogation against Landlord and Tenant on the part of the insurance carrier. Except as expressly otherwise provided herein, Landlord and Tenant each hereby waive any and all rights of recovery, claims, actions or causes of action against the other, its agents, officers, or employees, for any loss or damage to property or any injuries to or death of any person which is covered or would have been covered under the insurance policies required under this Lease (REGARDLESS OF WHETHER SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF LANDLORD OR TENANT OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR INVITEES). The foregoing release shall not apply to losses or damages in excess of actual or required policy limits (whichever is greater) nor to any deductible (up to a maximum of $10,000) applicable under any policy obtained by the waiving party. The failure of either party (as used in this paragraph, the “defaulting party”) to take out or maintain any insurance policy required under this Lease shall be a defense to any claim asserted by the defaulting party against the other party hereto by reason of any loss sustained by the defaulting party that would have been covered by any such required policy. The waivers set forth in this Section 9(d) shall be in addition to, and not in substitution for, any other waivers, indemnities, or exclusions of liabilities set forth in this Lease.

10. Utility Services. Tenant shall pay the cost of all utility services respecting the Leased Premises including, but not limited to, initial connection charges and deposits and charges for gas, water, trash disposal, sewer, telephone and electricity respecting the Leased Premises. Landlord shall in no event be liable for any interruption or failure of utility services on the Leased Premises. Prior to the Commencement Date, Tenant shall pay for all utilities or services at the Leased Premises used by it or its agents, employees or contractors. Tenant hereby acknowledges and agrees that the electricity provider chosen by Landlord may not necessarily be the least expensive provider of electricity, but Landlord shall have the sole and absolute discretion to choose such electricity providers.

11. Assignment; Subletting. Except for a “Permitted Transfer” (as hereinafter defined), Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant’s interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant’s interest in this Lease, (iii) sublet the Leased Premises or permit anyone other than Tenant and its employees to occupy any part of the Leased Premises. Tenant shall seek such written consent of Landlord by a written request therefor, setting forth such information as Landlord may deem necessary. Tenant shall, by notice in writing, advise Landlord of Tenant’s intention from, on and after a stated date (which shall not be less than thirty [30] days after the date of Tenant’s notice), to assign this Lease or to sublet any part or all of the Leased Premises for the balance or any part of the Term. Tenant’s notice shall include all of the terms of the proposed assignment or sublease and shall state the consideration therefor. Tenant’s notice shall state the name and address of the proposed assignee or subtenant and a true and complete copy of the proposed assignment or sublease shall be delivered to Landlord with Tenant’s notice. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Any assignment or transfer, grant of lien or encumbrance, or occupancy without Landlord’s prior written consent shall be void. Landlord shall be reimbursed by Tenant for any costs or expenses incurred as a result of Tenant’s request for consent to any such assignment or subletting, including reasonable legal costs. Except for a Permitted Transfer, in the event Tenant subleases the Leased Premises, or any portion thereof, or assigns this Lease with the consent of Landlord at an annual Base Rent exceeding that stated herein, fifty percent (50%) of such excess shall be paid by Tenant to Landlord as Additional Rent hereunder within ten (10) days after receipt by Tenant. Upon the occurrence of an Event of Default by Tenant under this Lease, if all or any part of the Leased Premises is then assigned or sublet, Landlord may, in addition to any other remedies provided by this Lease or provided by law, collect directly from the assignee or subtenant all rents due to Tenant. Any collection directly by Landlord from the assignee or subtenant shall not be construed, however, to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease. For the purpose of this Section

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11, a “transfer” shall include the transfer, assignment or encumbrance of any controlling interest in Tenant. Notwithstanding the above prohibitions, Tenant may, upon thirty (30) days prior written notice to Landlord, assign this Lease to a surviving entity following Tenant’s merger therein (so long as the surviving entity has a financial, Tangible Net Worth equal to or greater than Tenant’s Tangible Net Worth immediately prior to such merger) or sublet the Leased Premises or any part thereof to its parent corporation or one of its wholly owned subsidiaries or an “affiliate”; however, no assignment or subletting shall relieve Tenant or any guarantor of this Lease of its respective obligations under this Lease or any guaranty, and Tenant shall continue to be liable as a principal (and not as a guarantor or surety) to the same extent as though no assignment or subletting had been made. Any assignment or sublease effected pursuant to the preceding sentence is hereinafter referred to as a “Permitted Transfer”. As used herein, an “affiliate” is an entity that “controls”, “is controlled by” or “is under common control with” the Tenant.

12. Landlord’s Right of Entry. Landlord shall have the right, at its option, at Tenant’s own cost and expense, to repair or replace any damage done to the Building, or any part thereof, caused by Tenant or Tenant’s agents, employees, invitees, or visitors, and Tenant shall pay the reasonable cost thereof to Landlord on demand as Additional Rent. Landlord shall retain duplicate keys to all doors of the Leased Premises and Landlord and its agents, employees and independent contractors shall have the right to enter the Leased Premises at reasonable hours to inspect and examine same, to make repairs, additions, alterations and improvements, to exhibit the Leased Premises to Mortgagees, prospective Mortgagees, purchasers or tenants, and to inspect the Leased Premises upon 24-hour prior notice, except in cases of emergency or when an Event of Default has occurred in which case Landlord may enter at any time and without notice. During such time as such work is being carried on, in or about the Leased Premises, the Rent provided herein shall not abate.

13. Applicable Laws. Tenant agrees to comply with all Applicable Laws with respect to the Building. Tenant will comply with the rules and regulations of the Building as adopted and altered by Landlord from time to time (including those attached hereto as Exhibit “D”) and will cause all of its employees, agents, invitees and visitors to do so. Tenant shall not permit or cause any party to bring any Hazardous Material upon the Leased Premises or transport, store, use, generate, manufacture, dispose or release any Hazardous Material on or from the Leased Premises. Tenant shall indemnify, defend and hold Landlord harmless from and against any losses, claims, demands, actions, suits, damages, expenses and costs which are brought or recoverable against Landlord as a result of any release of Hazardous Material by Tenant, its agents, employees, contractors, subtenants, assignees or invitees.

14. Default.

(a) The following events shall be deemed to be Events of Default by Tenant under this Lease: (i) Tenant shall fail to pay any Rent pursuant to the terms hereof within ten (10) days after the due date thereof; or (ii) Tenant shall fail to comply with any term, provision, covenant or warranty made under this Lease by Tenant, other than the payment of Rent payable by Tenant, and shall not cure such failure within ten (10) days after written notice thereof to Tenant; or (iii) any affirmative act of insolvency by Tenant, or the filing by Tenant of any petition or action under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors, or Tenant’s transfer in fraud of creditors or assignment for the benefit of creditors of all or substantially all of Tenant’s assets; or (iv) the filing of any involuntary petition under any bankruptcy statute against Tenant (that fails to be dismissed within thirty (30) days of filing), or the appointment of any receiver or trustee to take possession of the properties of Tenant; or (v) Tenant’s abandonment or vacation of any part of the Leased Premises, whether or not Tenant is in default of the Rent due under this Lease; or (vi) Tenant doing or permitting to be done any act which results in a lien being filed against the Leased Premises and the same is not removed within sixty (60) days.

(b) Upon the occurrence of an Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever: (i) terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have, enter upon and take possession of the Leased Premises and expel or remove Tenant, by force, if necessary, without being liable for prosecution or any claim of damages therefor; (ii) enter upon the Leased Premises by force, if necessary, without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; (iii) without terminating this Lease unless

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Landlord so notifies Tenant in writing, enter upon the Leased Premises, and, without court order or other process of law, take possession of and remove the equipment and personal property of Tenant; (iv) exercise any other remedy permitted by law or at equity or by statute or otherwise; or (v) without terminating this Lease, enter upon the Leased Premises, expel or remove Tenant and relet the Leased Premises on behalf of Tenant and receive directly the rent from the reletting and Tenant agrees to pay Landlord on demand any deficiency that may result from the reletting. Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from Landlord’s enforcement of this Lease, whether caused by negligence of Landlord or otherwise (INCLUDING THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF LANDLORD OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR INVITEES). Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Rent payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease or which Landlord may incur or suffer by reason of Tenant’s default or the termination of this Lease, including without limitation, the fees of Landlord’s attorneys, reasonable reconfiguration expenses, rental concessions and other inducements to new tenants, advertising expenses and broker’s commissions. No waiver of any breach of the covenants, warranties, agreements, provisions, or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition or of any subsequent breach thereof. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative to, but not restrictive of, or in lieu of those conferred by law.

15. Subordination and Estoppel Certificates. Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or underlying lease which may now or hereafter be in effect regarding the Leased Premises or any component thereof, to any Mortgage now or hereafter encumbering the Leased Premises or any component thereof, to all advances made or hereafter to be made upon the security of such Mortgage, to all amendments, modifications, renewals, consolidations, extensions and restatements of such Mortgage, and to any replacements and substitutions for such Mortgage. The terms of this provision shall be self-operative and no further instrument of subordination shall be required. Tenant, however, upon request of any party in interest, shall execute and deliver within ten (10) days after request such instrument or certificates as may be reasonably required to carry out the intent hereof. If the interests of Landlord under this Lease shall be transferred to any purchaser by reason of foreclosure or other proceedings for enforcement of any Mortgage, at the election of the purchaser, Tenant shall be bound to the purchaser under the terms and conditions of this Lease for the balance of the remaining Term. Tenant shall execute and deliver within ten (10) days after request a statement certifying that the Tenant is in possession of the Leased Premises, the Leased Premises are acceptable, this Lease is in full force and effect and is unmodified, and such other matters as requested by Landlord or Landlord’s Mortgagee.

16. Destruction; Condemnation. In no event shall Landlord be liable for any loss or damage sustained by Tenant by reason of casualty. If a fire or other casualty causes damage to the Building or the Leased Premises, such that the time needed to rebuild or repair exceeds six (6) months from the beginning of the restoration (as estimated by Landlord’s contractor), then either Landlord or Tenant may terminate this Lease by notice to the other party by no later than thirty (30) days after the date Landlord notifies Tenant in writing of the estimated time needed to rebuild or repair the casualty damage. If the Lease is not terminable pursuant to the preceding sentence or, if it is so terminable and is not terminated within such thirty (30) day period, then Landlord shall proceed with diligence to restore the condition of the Leased Premises to the condition as required under Exhibit “B”. Tenant agrees that if the Leased Premises or the Building are damaged by fire or other casualty caused by the fault or negligence of Tenant or Tenant’s subtenants, assignees, employees, contractors or agents, Tenant shall have no option to terminate this Lease and the Rent shall not be abated during the repair period. If all or part of the Leased Premises shall be taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and all compensation awarded or paid to Landlord upon a total or partial taking of the Building or any portion thereof shall belong to and be the property of Landlord without any participation by Tenant.

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17. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been fully given, whether actually received or not, when delivered in person, or deposited with an overnight commercial courier, or deposited, postage prepaid, in the United States Mail, certified, return receipt requested, and addressed to Landlord or Tenant at their respective address set forth in Section 1 or at such other address as either party shall have theretofore given to the other by notice as provided above.

18. Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building, and Leased Premises, referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

19. Removal of Personal Property. On or before the expiration or earlier termination of this Lease, Tenant agrees to remove all of its personal effects from the Leased Premises and to deliver up the Leased Premises to Landlord in their original condition, ordinary wear and tear excepted, as at the Commencement Date. If it shall not do so within such period, it shall be deemed to have abandoned such personal property and the same shall become the property of Landlord for Landlord to use, remove, destroy or otherwise dispose of at its discretion and without responsibility for accounting to Tenant therefor.

20. Landlord’s Liability. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Building, and shall not extend to any other property or assets of Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord’s obligations hereunder.

21. Mechanic’s Liens. Tenant will not permit any mechanic’s liens or other liens to be placed upon the Building, Land or the Leased Premises and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Building, Land or to the Leased Premises or any portion thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic’s or other liens against the Building, Land or the Leased Premises. In the event any such lien is attached to the Building, Land or to the Leased Premises, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes shall be paid by Tenant to Landlord on demand as Additional Rent.

22. Miscellaneous. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease. This Lease shall be effective only upon execution hereof by Landlord and Tenant. Time is of the essence of this Lease and whenever a certain day is stated for payment or performance of any obligation of Tenant or Landlord, the same enters into and becomes a part of the consideration hereof. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with any obligation of Tenant hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord’s right to demand exact compliance with the terms hereof. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant. The laws of the State of Texas shall govern the validity, performance and enforcement of this Lease. The rights and interest of Tenant hereunder are and shall continue at all times to be subject, subordinate and junior in all respects to any conditional sale contract or security agreement, whether heretofore or hereinafter executed by Landlord. The obligations of Tenant under this Lease shall survive the termination of this Lease.

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23. Commissions. Landlord and Tenant each represent to the other that no brokers, other than Landlord’s Broker and Tenant’s Broker, have been or will be involved in the negotiation of this Lease. Landlord will be responsible to pay the commission, if any, owed to Landlord’s Broker and Tenant’s Broker pursuant to the terms of separate agreements. Landlord and Tenant hereby indemnify each other from any claims, losses, damages (including attorneys’ fees) resulting from a breach of the above representation.

24. Landlord’s Lien. Tenant hereby grants to Landlord a continuing security interest for all Rent and other sums of money becoming due under this Lease upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights and other personal property of Tenant situated on or arising from the Leased Premises. In the Event of Default, Landlord shall have, in addition to any other remedies provided in this Lease or by law, all rights and remedies under the Texas Uniform Commercial Code. Tenant agrees to execute such instruments necessary to perfect the security interest hereby created.

25. General Indemnification; Indemnification Parameters. TENANT AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS LANDLORD, AND LANDLORD’S AGENTS, EMPLOYEES AND CONTRACTORS (THE “INDEMNIFIED PARTIES”), FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LOSSES, LIABILITIES, CAUSES OF ACTION, SUITS, JUDGMENTS, DAMAGES, COSTS AND EXPENSES TO THE EXTENT ARISING FROM ANY OCCURRENCE ON THE LEASED PREMISES, THE USE AND OCCUPANCY OF THE LEASED PREMISES, OR FROM ANY ACTIVITY DONE, PERMITTED OR SUFFERED BY TENANT IN OR ABOUT THE LEASED PREMISES. TENANT ACKNOWLEDGES THAT THIS LEASE CONTAINS PROVISIONS RELEASING EACH INDEMNIFIED PARTY FROM LIABILITY AND/OR INDEMNIFYING AND HOLDING HARMLESS EACH INDEMNIFIED PARTY FOR, AMONG OTHER THINGS, INDEMNIFIED PARTY’S STRICT LIABILITY AND ITS OWN NEGLIGENCE. TENANT AGREES THAT THE RELEASE AND/OR INDEMNITY PROVISIONS CONTAINED IN THIS LEASE ARE CAPTIONED TO CLEARLY IDENTIFY THE RELEASE AND/OR INDEMNITY PROVISIONS AND, THEREFORE, ARE SO CONSPICUOUS THAT TENANT HAS FAIR NOTICE OF THE EXISTENCE AND CONTENTS OF SUCH PROVISIONS.

26. Financial Statements. Within fifteen (15) days following Landlord’s written request, Tenant will provide to Landlord current, unaudited financial statements of Tenant, Tenant’s general partner and any guarantor of this Lease. Any unaudited financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied and certified to be true and correct by the chief financial officer of the entity providing such financial statements. Within fifteen (15) days following Tenant’s receipt of the final, annual audited financial statements from Tenant’s (or Tenant’s general partner or any guarantor of this Lease) auditors, Tenant shall provide Landlord a copy of such audited financial statements.

27. Parking. Landlord shall license vehicle parking spaces to Tenant and Tenant’s business on the terms and conditions set forth in this Section 27. Landlord shall provide 42 vehicular parking spaces on an unreserved basis for Tenant and its employees on the surface parking facilities on the Property. In no event will Tenant, its employees, agents, invitees or guests use any parking spaces beyond the amount allocated herein, and Tenant shall be responsible to ensure the compliance of this restriction. This license is for parking spaces in the general parking area to be designated and redesignated from time to time by Landlord; provided, however, Landlord may require Tenant to park in a specific location. Landlord shall not be liable to Tenant for the failure of any of Landlord’s tenants, invitees, employees, agents or customers or any third parties to comply with the designation of the parking spaces. This license is for parking only and does not include the rights to any additional services, which services may be made available by Landlord from time to time at an additional charge.

28. Texas Property Code Section 93.012. Landlord and Tenant agree that each provision of this Lease for determining charges, amounts and Additional Rent payable by Tenant is commercially reasonable and, as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 of the Texas Property Code (as same may be amended).

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29. Texas Property Code Section 91.004. Tenant hereby waives any statutory lien provided under Section 91.004 of the Texas Property Code (as same may be amended).

30. Prohibited Persons and Transactions. Tenant represents and warrants that neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

31. Waiver of Jury Trial. Landlord and Tenant hereby waive any right to trial by jury in any claim, action, proceeding or counterclaim by either Landlord or Tenant (or any guarantor of Tenant’s obligations hereunder) against the other(s) pertaining to any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use of the Leased Premises. In the event that Tenant (and/or any guarantor of Tenant’s obligations hereunder) demands a jury trial in connection with any of the foregoing matters, then Tenant shall be liable to Landlord for an amount equal to One Hundred Dollars ($100.00) per day (on account of the delay caused by such demand) for each day that trial of any such matter is delayed by such jury trial demand.

32. Right of Refusal. Provided Tenant has not committed any Event of Default under this Lease, prior to executing a lease of any tenant space which is adjacent to the Leased Premises (the “Refusal Space”) with a prospective tenant (other than Tenant or the then-current tenant or occupant thereof), Landlord shall notify Tenant in writing of the availability of such space and the terms upon which Landlord is willing to lease such space to Tenant (“Notice of Intent to Lease”). If Tenant has an interest in leasing all or a portion of the Refusal Space, Tenant shall, within ten (10) days of receipt of Landlord’s Notice of Intent to Lease, notify Landlord in writing of such interest. If (A) Landlord and Tenant are unable within twenty (20) days following Tenant’s receipt of Landlord’s Notice of Intent to Lease to agree upon mutually acceptable lease terms, including (but not limited to) rental rates, (B) Tenant does not respond in writing to Landlord’s Notice of Intent to Lease within ten (10) days of Tenant’s receipt of such notice, indicating Tenant’s desire to lease upon such terms, or (C) if within said ten (10) day period Tenant gives written notice to Landlord affirmatively stating it has no desire to lease any of the Refusal Space at that time, Landlord shall be free to negotiate a lease with a third-party tenant under whatever terms it may offer and which will be accepted by such third-party tenant, in which event Tenant shall have no further rights or privileges under this Section 32. Tenant may not exercise Tenant’s rights under this Section 32 if Tenant is not then occupying the entire Leased Premises. Tenant’s rights under this Section 32 shall terminate if (a) this Lease or Tenant’s right to possession of any of the Leased Premises is terminated or (b) Tenant assigns any of its interest in this Lease or sublets any portion of the Leased Premises.

33. Counterparts. This Lease may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.

EXHIBITS:

Exhibit “A” – Legal Description of the Land

Exhibit “A-1” – Floor Plan of Leased Premises

Exhibit “B” – Tenant Improvement Agreement

Exhibit “C” – Renewal Option

Exhibit “D” – Rules and Regulations

(SIGNATURES ON FOLLOWING PAGE)

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly authorized, executed, sealed and delivered as of the 8th day of September, 2009.

“Landlord”:		“Tenant”:

JACKSON-SHAW / VISTA POINT		CAREVIEW COMMUNICATIONS, INC.,
LIMITED PARTNERSHIP, a Texas limited partnership		a Texas corporation

By: Jackson-Shaw / Texas, Inc., General Partner

		By:	/s/ John R. Bailey
Name:		Name:	John R. Bailey
Title:	Vice President	Title:	Chief Financial Officer

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EXHIBIT “A”

LEGAL DESCRIPTION OF THE LAND

BEING a 10.401 acre tract of land situated in the G. C. Woolsey Survey, Abstract No. 1402, in City of Lewisville, Denton County, Texas and being all of Lot 4R-2 of the Final Plat of Vista Ridge, Lot 4R-1 & 4R-2, Block E, an Addition to the City of Lewisville, Denton County, Texas, recorded in Cabinet N, Pages 308 & 309, of the Plat Records of Denton County, Texas (P.R.D.C.T.), said 10.401 acre tract being more particularly described by metes and bounds as follows:

BEGINNING at a X cut set for the Southwest corner of said Lot 4R-2 in the North R.O.W. line of Vista Ridge Boulevard (a variable width R.O.W.) recorded in County Clerk’s File No. 94-R0000002, of the Deed Records of Denton County, Texas (D.R.D.C.T.);

THENCE North 11 degrees 40 minutes 43 seconds West, departing said north R.O.W. line, along the West line of said Lot 4R-2, a distance of 160.45 feet to a 5/8” iron rod capped “Carter & Burgess” found for corner;

THENCE North 07 degrees 24 minutes 19 seconds West, continuing along said West line, a distance of 723.49 feet (called 723.16 feet) to a 5/8” iron rod set capped “Carter & Burgess” set for the Northwest corner of said Lot 4R-2 and the common Southwest corner of Lot 4R-1, of said Final Plat of Vista Ridge;

THENCE North 81 degrees 02 minutes 12 seconds East (called North 81 degrees 00 minutes 00 seconds East), along the North line of said Lot 4R-2 and the common South line of said Lot 4R-1, a distance of 528.91 feet (called 528.92 feet) to the Northeast corner of said Lot 4R-2 and the common Southeast corner of said Lot 4R-1, in the West right-of-way (R.O.W.) line of Rockbrook Drive (a 75’ R.O.W.) recorded in Cabinet N, Pages 134 & 135 and Cabinet F, Page 271, P.R.D.C.T.;

THENCE along the East line of said Lot 4R-2 and the common West R.O.W. line of said Rockbrook Drive, the following two courses and distances:

Along a curve to the left having a radius of 1600.92 feet, a delta angle of 15 degrees 36 minutes 15 seconds, a long chord that bears South 29 degrees 33 minutes 07 seconds East a distance of 434.66 feet, an arc length of 436.00 feet to a 5/8” iron rod capped “Carter & Burgess” set for corner;

South 37 degrees 21 minutes 15 seconds East a distance of 90.87 feet to a 5/8” iron rod capped “Carter & Burgess” set for the Northeast corner of a corner clip of the intersection of the West R.O.W. line of said Rockbrook Drive and the North R.O.W. line of said Vista Ridge Boulevard;

THENCE South 07 degrees 38 minutes 45 seconds West, along said corner clip, a distance of 14.84 feet to a 5/8” iron rod capped ‘Carter & Burgess” set for the Southwest corner of said corner clip;

THENCE along the North right-of-way line of said Vista Ridge Boulevard the following courses and distances:

South 52 degrees 38 minutes 45 seconds West, a distance of 225.67 feet to a 5/8” iron rod capped “Carter & Burgess” set for corner;

Along a curve to the right having a radius of 238.00 feet, a delta angle of 12 degrees 34 minutes 41 seconds, a long chord that bears South 58 degrees 56 minutes 06 seconds West a distance of 52.14 feet, an arc distance of 52.25 feet to a 5/8” iron rod capped “Carter & Burgess” set for corner;

Along a curve to the left having a radius of 262.00 feet, a delta angle of 12 degrees 34 minutes 41 seconds, a long chord that bears South 58 degrees 56 minutes 06 seconds West a distance of 57.40 feet, an arc distance of 57.52 feet to a 5/8” iron rod capped “Carter & Burgess” set for corner;

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South 52 degrees 38 minutes 45 seconds West, a distance of 154.00 feet to a 5/8” iron rod capped “Carter & Burgess” set for corner;

South 07 degrees 38 minutes 45 seconds West, a distance of 16.97 feet to a 5/8” iron rod capped “Carter & Burgess” set for corner;

South 52 degrees 38 minutes 45 seconds West, a distance of 22.57 feet to a 5/8” iron rod capped “Carter & Burgess” set for corner;

Along a curve to the right having a radius of 238.00 feet, a delta angle of 12 degrees 34 minutes 41 seconds, a long chord that bears South 58 degrees 56 minutes 06 seconds West a distance of 52.14 feet, an arc distance of 52.25 feet to a 5/8” iron rod capped “Carter & Burgess’ set for corner;

Along a curve to the left having a radius of 262.00 feet, a delta angle of 12 degrees 34 minutes 41 seconds, a long chord that bears South 58 degrees 56 minutes 06 seconds West a distance of 57.40 feet, an arc distance of 57.52 feet to a 5/8” iron rod capped “Carter & Burgess” set for corner;

South 52 degrees 38 minutes 45 seconds West, a distance of 194.49 feet to the POINT OF BEGINNING containing 10.401 acres of land, more or less.

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Tenant

EXHIBIT “A-1”

FLOOR PLAN OF LEASED PREMISES

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EXHIBIT “B”

TENANT IMPROVEMENT AGREEMENT

1. Tenant will be responsible for all improvements to be made to the Leased Premises, including painting and carpeting (the “Tenant Improvements”). Prior to undertaking any of the Tenant Improvements, Tenant shall receive Landlord’s approval of the specifications of the Tenant Improvements (including the defined scope of work and quality and color of materials). Subject to the provisions of this Exhibit “B”, Landlord will contribute toward the cost of the Tenant Improvements up to but not in excess of $42,312.00 (the “Tenant Improvement Allowance”). If the Tenant Improvement Allowance is insufficient to pay for the Tenant Improvements to be done, Tenant shall pay such excess.

2. The Tenant Improvements shall be performed only by contractors and subcontractors approved in writing by Landlord. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require. Certificates of such insurance, with paid receipts therefor, must be received by Landlord before the Tenant Improvements is commenced. The Tenant Improvements shall be performed in a good and workmanlike manner in accordance with the specifications approved by Landlord. All contractors and subcontractors shall contact Landlord and schedule time periods during which they may use Building facilities in connection with the Tenant Improvements (e.g., elevators, excess electricity, etc.).

3. Landlord shall provide to Tenant the Tenant Improvement Allowance equal to the lesser of (a) $42,312.00 or (b) the total cost to complete the Tenant Improvements; however, Tenant shall not become entitled to payment of the Tenant Improvement Allowance until the expiration of eighteen (18) months after the Commencement Date, the payment of which is expressly conditioned upon there being no existing Event of Default and each of the following having occurred: (i) the Tenant Improvements have been completed in the manner required by this Exhibit “B”; (ii) Landlord has inspected the Tenant Improvements and approved the same as having been completed; and (iii) Tenant has caused to be delivered to Landlord all invoices from contractors, subcontractors, and suppliers evidencing the cost of performing the Tenant Improvements, together with lien waivers from such parties and such other items as Landlord’s lender may reasonably request.

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EXHIBIT “C”

RENEWAL OPTION

Subject to the terms and conditions of this Exhibit, Tenant may at its option extend the Term for the entire Leased Premises for one (1) period of three (3) years (“Renewal Term”) upon the same terms contained in this Lease. Tenant shall have no additional Renewal Option.

A. The Base Rent during the Renewal Term shall be the greater of (i) the Base Rent at the end of the existing Term or (ii) the then prevailing market rate for a comparable term commencing on the first day of the Renewal Term for tenants of comparable size and creditworthiness for comparable space in the Building and other first class office buildings in the general vicinity of the Building as reasonably determined by Landlord, and Tenant shall not be entitled to any rental abatement or other concessions.

B. To exercise its option, Tenant must deliver an initial non-binding notice to Landlord not less than four (4) months prior to the proposed commencement of the Renewal Term and not more than nine (9) months prior to the proposed commencement of the Renewal Term. Within thirty (30) days after Landlord’s receipt of Tenant’s initial non-binding notice, Landlord shall calculate and inform Tenant of the Base Rent for the Leased Premises. Landlord and Tenant shall work together in good faith to agree upon the Base Rent. Within fifteen (15) days after the date on which Landlord advises Tenant of the applicable Base Rent, Tenant shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s exercise of its Renewal Term at the Base Rent determined by Landlord or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or a Rejection Notice, within such fifteen (15) day period, Tenant will be deemed to have waived its option to extend. If Tenant provides Landlord with a Rejection Notice, Tenant will be deemed to have waived its option to extend.

C. Tenant’s option to extend this Lease is subject to the conditions that: (i) on the date that Tenant delivers its final binding notice exercising its option to extend, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned this Lease, or sublet any portion of the Leased Premises under a sublease which is in effect at any time during the final twelve (12) months prior to the Renewal Term.

D. Tenant agrees to provide Landlord with financial statements evidencing Tenant’s (and any guarantor’s) financial condition and to provide additional security if reasonably requested by Landlord.

E. Upon Tenant’s exercise of the renewal option, Tenant agrees to convert to Landlord’s Standard Lease form.

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EXHIBIT “D”

RULES AND REGULATIONS

The following Rules and Regulations are prescribed by Landlord in order to provide and maintain, to the best of Landlord’s ability, orderly, clean and desirable Leased Premises, building and parking facilities for the tenants therein and to regulate conduct in and use of the Leased Premises, the Building and parking facilities in such a manner as to minimize interference by others in the proper use of the Leased Premises by Tenant. All references to Tenant include not only the Tenant, but also Tenant’s agents, employees, invitees, licensees, visitors, assignees, and/or sublessees:

1. Tenant shall not block or obstruct any of the entries, passages, or doors of the Building or parking area, or place, empty, or throw rubbish, litter, trash, or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress of Tenant.

2. Landlord will not be responsible for lost or stolen personal property, equipment, money, or any article taken from the Leased Premises, Building, or parking facilities regardless of how or when loss occurs.

3. The plumbing facilities shall not be used for any other purpose than that of which they are constructed, and no foreign substance of any kind shall be placed therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision by Tenant or its employees shall be borne by Tenant.

4. Any additional keys or locks required by Tenant during the term of the Lease shall be the Tenant’s responsibility.

5. The common parking facilities are available for use by any and all tenants. Landlord reserves the right, in Landlord’s sole discretion, to assign or allocate parking in the event of conflicts, abuse, or improper use. It is generally understood that any tenant should utilize only those parking spaces immediately adjacent to the tenant’s leased premises.

6. Vehicles that are abandoned, disabled, have expired registration stickers, obstructing any means of ingress or egress to any leased premises, or in any way a general nuisance or hazard are subject to removal without notice by Landlord. All costs associated with such removal shall be at the Tenant’s/vehicle owner’s expense.

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